Exhibit 10.2

Execution Version

July 16, 2025,

Hangzhou HighlightII Pharmaceutical Co. Ltd.
RM 301/302, BLDG 4, Hexiang Sci & Tech Center,
Qiantang District
Hangzhou 310018, China

Re:    Amendment No. 3 to Development and License Agreement dated March 21, 2023 (this “Amendment”)

Dear Sirs;
We refer to the Development and License Agreement dated March 21, 2023 between Biohaven Therapeutics Ltd. (“Biohaven”) and Hangzhou HighlightII Pharmaceutical Co. Ltd. (“HighlightII”) relating to dual TYK2/JAK1 tyrosine kinase inhibitors, as amended on April 14, 2023 and December 10, 2023 (“TYK2/JAK1 License Agreement”). Biohaven and HighlightII shall be referred to hereinafter individually as a “Party” and collectively as “Parties”. Capitalized terms shall have the meanings ascribed to them in the TYK2/JAK1 License Agreement unless otherwise defined herein.
The Parties believe it is their mutual best interest to collaborate in the Development of the Licensed Compound, BHV-8000, in the HighlightII Territory.
Accordingly, in consideration of the mutual covenants and premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to the following amendments to the TYK2/JAK1 License Agreement.
(a)Biohaven, at its expense, will conduct certain clinical trials including clinical sites in the HighlightII Territory as part of a global study (each such clinical trial, a “Global Study”) and subject to the terms and conditions of this Amendment, HighlightII consents to Biohaven’s conduct of the Global Studies in HighlightII Territory pursuant to Section 2.1.1(iii). The Global Studies will be designed by Biohaven to include all pivotal/registrational studies that are necessary in anticipation of receiving regulatory approval in the HighlightII Territory. For purposes of this Amendment, the obligations of the Parties with respect to the HighlightII Territory shall be limited to mainland China, unless otherwise mutually agreed.
(b)Biohaven shall provide a copy of the study protocol of each Global Study to HighlightII and provide Highlightll a reasonable opportunity to review and comment, and Biohaven shall consider all of HighlightII’s comments in good faith, with particular

P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands | Phone: 203-404-0410 | www.biohavenpharma.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

attention to designing the Global Study to meet the applicable requirements of the Regulatory Authority in the HighlightII Territory. Without limiting the foregoing, Biohaven shall use Commercially Reasonable Efforts to include a sufficient number of study subjects enrolled in the HighlightII Territory to meet the applicable requirements of the Peoples Republic of China.
(c)For the purpose of the conduct of the Global Studies, HighlightII appoints Biohaven as the local sponsor and HighlightII shall be the applicable agent of such Global Study in the HighlightII Territory. At HighlightII’s request, after positive top-line results are achieved in the applicable Global Study, Biohaven shall submit a Marketing Approval Application for the Licensed Product in the HighlightII Territory. Once Regulatory Approval has been obtained, Biohaven shall promptly transfer the marketing authorization to Highlightll or its designated subsidiary, and HighlightII or its designated subsidiary shall be the holder of the Regulatory Approval of such Licensed Product in the HighlightII Territory.
(d)HighlightII, at its expense, will act as the local agent (pursuant to the foregoing subsection (c)) for each Global Study and undertake the following activities to support the conduct of the Global Study in HighlightII Territory:
•Preparation and filing of clinical trial applications required for the conduct of the Global Studies in the HighlightII Territory;
•Communication with Regulatory Authorities in the HighlightII Territory regarding the Global Studies;
•Import license application required for the importation of Licensed Product into the HighlightII Territory for use in the Global Study.
(e)Each Party may use the data and results from the Global Studies for the Commercialization of Licensed Product in its respective Territory.
(f)Section 4.4.1 of the TYK2/JAK1 License Agreement is deleted in its entirety and replaced with the following:

4.4.1    Royalty Rates. As further consideration for the rights granted to Biohaven hereunder, commencing upon the First Commercial Sale of a Licensed Product in the Biohaven Territory, Biohaven shall pay to HighlightII a royalty on Net Sales with respect to the Licensed Products in the Biohaven Territory during each Calendar Year at the following rates:
    (i)    for that portion of Net Sales of Licensed Products in the Biohaven Territory during a Calendar Year less than or equal to **, a royalty rate of **;
    (ii)    for that portion of Net Sales of Licensed Products in the Biohaven Territory during a Calendar Year greater than ** and less than or equal to **, a royalty rate of **;
    (iii)    for that portion of Net Sales of Licensed Products in the Biohaven Territory during a Calendar Year greater than ** and less than or equal to **, a royalty rate of **;

P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands | Phone: 203-404-0410 | www.biohavenpharma.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

    (iv)    for that portion of Net Sales of Licensed Products in the Biohaven Territory during a Calendar Year greater than ** and less than or equal to **, a royalty rate of **; and
    (v)    for that portion of Net Sales of Licensed Products in the Biohaven Territory during a Calendar Year greater than **, a royalty rate of **.
(g)The following paragraph shall be added to the end of Section 4.3.1 of the TYK2/JAK1 License Agreement:
“For clarity, if a Phase 2/3 trial is Initiated without a prior Phase 2 trial for the same indication, then the Initiation of Phase 2 regulatory milestone under Section 4.3.1 shall be deemed to have been achieved upon the Initiation of such Phase 2/3 trial, and the Initiation of Phase 3 milestone under Section 4.3.1 shall be deemed to have been achieved due when another Phase 3 trial is Initiated for the same indication before the filing of a Marketing Approval Application for such indication. If a Marketing Approval Application for such indication is filed based on a single Phase 2/3 trial results without Initiating the other Phase 3 trial, the milestones under Section 4.3.1 for the Initiation of Phase 3 for such indication shall be deemed to have been achieved ** after the First Commercial Sale of the first Licensed Product.
In addition, the milestone for the Filing of New Drug Application to the USFDA will be deemed to have been achieved upon the acceptance of New Drug Application by the USFDA.”
(h)Except as expressly amended or clarified by this Amendment, all terms and conditions of the TYK2/JAK1 License Agreement will remain in full force and effect. This Amendment is hereby incorporated into and deemed to be a part of the TYK2/JAK1 License Agreement and any future reference to such agreement shall include a reference to the terms and conditions of this Amendment.
(i)This Amendment may be executed in counterparts (including PDF/electronic signatures), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands | Phone: 203-404-0410 | www.biohavenpharma.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Please indicate your agreement to this Amendment by countersigning below, effective as of the date of this Amendment.

Very truly yours;
Dated:
/s/ Warren Volles
Biohaven Therapeutics Ltd.
By: Warren Volles
Title: Chief Legal Officer
Agreed:
/s/ Chris Liang
Hangzhou HighlightII Pharmaceutical Co. Ltd.
By: Chris Liang
Title: CEO

P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands | Phone: 203-404-0410 | www.biohavenpharma.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.